MFA
MORTGAGE INVESTMENTS, INC.
350 Park Avenue New York, New York 10022

PRESS RELEASE		FOR IMMEDIATE RELEASE

April 30, 2008		NEW YORK METRO

CONTACT:	MFA Investor Relations (800)-892-7547 www.mfa-reit.com	NYSE: MFA

MFA Mortgage Investments, Inc.
Announces First Quarter 2008 Financial Results

MFA Mortgage Investments, Inc. (NYSE:MFA) today reported a net loss of $88.0 million, or a loss of $0.61 per share of common stock, for the first quarter ended March 31, 2008.  For the first quarter, net income excluding items not affecting distributable income was $28.9 million, or $0.20 per share of common stock.  On April 1, 2008, MFA announced its first quarter dividend of $0.18 per share of common stock.  The dividend was paid on April 30, 2008 to stockholders of record as of April 14, 2008.  As of March 31, 2008, MFA’s book value per share of common stock was $6.30.

Stewart Zimmerman, MFA’s Chairman of the Board, Chief Executive Officer and President, said, “During the quarter, in light of the significant disruptions in the credit markets, we took proactive and definitive steps to adjust our leverage strategy and reduce liquidity risk by decreasing our target debt-to-equity multiple to 7x-9x from an historical norm of 8x-9x.  We sold $1.85 billion of MBS in March 2008, consisting of $1.80 billion of Agency MBS and $50 million of AAA-rated MBS at an aggregate realized loss of $25 million.  Related to these asset sales, we repaid associated repurchase agreements and terminated $1.64 billion of associated interest rate swap agreements realizing a loss of $91 million.  As a result, as of March 31, 2008, our debt-to-equity multiple was reduced to approximately 7x.”

“We remain focused on high-quality Agency assets and our portfolio spread has trended up in each of the last five quarters.  We are currently acquiring additional Agency MBS at incrementally higher spreads than last quarter and, based on current market conditions, expect that MFA’s overall portfolio spread will increase again in the second quarter of 2008.  At March 31, 2008, approximately 99% of our assets consisted of MBS issued or guaranteed by an Agency of the U.S. government or a federally chartered corporation, other MBS rated AAA by Standard & Poor’s Corporation, MBS-related receivables and cash.”

At March 31, 2008, Agency MBS and related receivables constituted approximately 91.6% of MFA’s assets (or approximately $7.84 billion), AAA MBS and related receivables were approximately 3.7% (or approximately $317 million), and total cash was approximately 4.4% (or approximately $373 million).  The weighted average cost basis of our MBS portfolio was 101.4% of par at March 31, 2008.  MFA’s MBS assets are liquid and continue to be financed with multiple funding providers through repurchase agreements.  As of March 31, 2008, we financed our portfolio with 15 repurchase agreement counterparties and, as of April 30, 2008, are financing with 16 counterparties.

During the first quarter of 2008, MFA’s portfolio spread, which is the difference between MFA’s interest-earning asset portfolio net yield of 5.54% and its 4.64% cost of funds, was 0.90%.  By comparison, the portfolio spread for the fourth quarter of 2007 was 0.65%.  MFA’s costs for compensation and benefits and other general and administrative expense were $3.8 million, or 0.16% of average assets, for the quarter ended March 31, 2008.

MFA’s primary focus is high quality, higher coupon Agency hybrid and adjustable-rate MBS assets.  The MBS in MFA’s portfolio are primarily adjustable-rate or hybrids, which have an initial fixed interest rate for a specified period of time and, thereafter, generally reset annually.    Assuming a 20% Constant Prepayment Rate (or CPR) approximately 29% of the MBS in MFA’s portfolio are expected to prepay or have their interest rates reset within the next 12 months, with a total of 83% expected to reset or prepay during the next 60 months.

MFA takes into account both coupon resets and expected prepayments when measuring the sensitivity of its MBS portfolio to changing interest rates.  In measuring its assets-to-borrowing repricing gap (or Repricing Gap), MFA measures the difference between:  (a) the weighted average months until coupon adjustment or projected prepayment on its MBS portfolio; and (b) the months remaining on its repurchase agreements including the impact of interest rate swap agreements.  Assuming a 20% CPR, the weighted average time to repricing or assumed prepayment for MFA’s MBS portfolio, as of March 31, 2008, was approximately 33 months and the average term remaining on its repurchase agreements, including the impact of interest rate swaps, was approximately 21 months, resulting in a Repricing Gap of approximately 12 months. The prepayment speed on MFA’s MBS portfolio averaged 14% CPR during the first quarter of 2008.

A major initiative for 2008 is the expected initial public offering of MFResidential Investments, Inc.  An initial registration statement relating to a proposed initial public offering of stock was filed with the SEC on February 12, 2008.  This new company will employ a different investment strategy than MFA by primarily investing in non-Agency residential MBS, residential mortgage loans and other real-estate related assets.  MFResidential, which will be externally managed by a subsidiary of MFA, is expected to generate investment management fee income for MFA and additional value for MFA’s stockholders.

Stockholders interested in participating in MFA’s Discount Waiver, Direct Stock Purchase and Dividend Reinvestment Plan (or the Plan) or receiving a Plan prospectus may do so by contacting BNY Mellon Shareowner Services, the Plan administrator, at 1-866-249-2610 (toll free).  For more information about the Plan, interested stockholders may also go to the website established for the Plan at http://www.melloninvestor.com or visit MFA’s website at www.mfa-reit.com.

MFA will hold a conference call on Wednesday, April 30, 2008, at 10:00 a.m. (New York City time) to discuss its first quarter 2008 financial results.  The number to dial in order to listen to the conference call is (800) 762-6568 in the U.S. and Canada.  International callers must dial (480) 248-5088.  The replay will be available through Wednesday, May 7, 2008, at 11:59 p.m., and can be accessed by dialing (800) 475-6701 in the U.S. and Canada or (320) 365-3844 internationally and entering access code:  921222.  The conference call will also be webcast over the internet and can be accessed at http://www.mfa-reit.com through the appropriate link on MFA’s Investor Relations page or, alternatively, at http://www.ccbn.com.  To listen to the call over the internet, go to the applicable website at least 15 minutes before the call to register and to download and install any needed audio software.

When used in this press release or other written or oral communications, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Statements regarding the following subjects, among others, may be forward-looking: changes in interest rates and the market value of MFA’s MBS; changes in the prepayment rates on the mortgage loans securing MFA’s MBS; MFA’s ability to borrow to finance its assets; changes in government regulations affecting MFA’s business; MFA’s ability to maintain its qualification as a REIT for federal income tax purposes; MFA’s ability to maintain its exemption from registration under the Investment Company Act of 1940; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including those described in the annual, quarterly and current reports that MFA files with the SEC, could cause MFA’s actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect MFA. Except as required by law, MFA is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

_______________________

This press release does not constitute an offer to sell the securities of MFResidential Investments, Inc.

MFA MORTGAGE INVESTMENTS, INC.
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(In Thousands, Except Per Share Amounts)	2008	2007
	(Unaudited)
Assets:
Investment securities, at fair value (including pledged MBS of $8,033,950 and $8,046,947 at March 31, 2008 and December 31, 2007, respectively)	$8,115,988	$8,302,797
Cash and cash equivalents	339,767	234,410
Restricted cash	33,055	4,517
Interest receivable	42,154	43,610
Interest rate swaps, at fair value	-	103
Real estate, net	11,543	11,611
Goodwill	7,189	7,189
Prepaid and other assets	2,069	1,622
Total Assets	$8,551,765	$8,605,859

Liabilities:
Repurchase agreements	$7,311,767	$7,526,014
Accrued interest payable	23,858	20,212
Mortgage payable on real estate	9,425	9,462
Interest rate swaps, at fair value	141,584	99,836
Dividends and dividend equivalents payable	-	18,005
Accrued expenses and other liabilities	13,436	5,067
Total Liabilities	7,500,070	7,678,596

Commitments and contingencies

Stockholders' Equity:
Preferred stock, $.01 par value; series A 8.50% cumulative redeemable; 5,000 shares authorized; 3,840 shares issued and outstanding at March 31, 2008 and December 31, 2007 ($96,000 aggregate liquidation preference)	38	38
Common stock, $.01 par value; 370,000 shares authorized; 151,675 and 122,887 issued and outstanding at March 31, 2008 and December 31, 2007, respectively	1,517	1,229
Additional paid-in capital, in excess of par	1,338,842	1,085,760
Accumulated deficit	(177,246)	(89,263)
Accumulated other comprehensive loss	(111,456)	(70,501)
Total Stockholders’ Equity	1,051,695	927,263
Total Liabilities and Stockholders’ Equity	$8,551,765	$8,605,859

MFA MORTGAGE INVESTMENTS, INC.
CONSOLIDATED STATEMENTS OF RESULTS OF OPERATIONS

	For the Three Months Ended
	March 31,
(In Thousands, Except Per Share Amounts)	2008	2007
	(Unaudited)

Interest Income:
Investment securities	$125,065	$84,347
Cash and cash equivalent investments	3,031	448
Interest Income	128,096	84,795

Interest Expense	93,472	72,260

Net Interest Income	34,624	12,535

Other (Loss)/Income:
Net (loss)/gain on sale of MBS	(24,530)	3
Other-than-temporary impairment on investments securities	(851)	-
Revenue from operations of real estate	414	413
Net loss on early termination of interest rate swaps	(91,481)	-
Miscellaneous other income, net	92	115
Other (Loss)/Income	(116,356)	531

Operating and Other Expense:
Compensation and benefits	2,644	1,612
Real estate operating expense and mortgage interest	449	420
Other general and administrative	1,118	1,184
Operating and Other Expense	4,211	3,216

Net (Loss)/Income Before Preferred Stock Dividends	(85,943)	9,850
Less: Preferred Stock Dividends	2,040	2,040
Net (Loss)/Income to Common Stockholders	$(87,983)	$7,810

(Loss)/Income per share of common stock – basic and diluted	$(0.61)	$0.10

Reconciliation of Non-GAAP Financial Measures
This press release contains a disclosure relating to MFA’s earnings for the first quarter ended March 31, 2008, which may constitute a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission.  The table below presents the reconciliation of net loss allocable to common stockholders to earnings excluding items not affecting the Company’s distributable income.  As a REIT, MFA must distribute at least 90% of its taxable ordinary net income, which excludes, among other things, capital gains and losses and impairment charges.  MFA’s management believes that the disclosure of this financial measure is useful in enabling investors to better understand MFA’s minimum dividend requirement relating to its REIT status.  MFA’s management further believes that this financial measure, when considered together with MFA’s GAAP financial measures, provides information that is useful to investors in understanding period-over-period operating results.  Management also believes that this financial measure enhances the ability of investors to analyze MFA’s operating trends and to better understand its operating performance.  This financial measure does not, however, take into account the effect of the realized capital losses and impairment charges recognized by MFA in the first quarter of 2008 and, therefore, should not be used as a substitute in assessing MFA’s results of operations and financial position.  An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.  A reconciliation of MFA’s earnings excluding capital losses for the three months ended March 31, 2008 with the most directly comparable financial measure calculated in accordance with GAAP is as follows:

	For the Three Months Ended March 31, 2008
(In Thousands, Except per Share Amounts)		(Per Share)
Net Loss Allocable to Common Stockholders	$(87,983)	$(0.61)
Add:
Capital losses on sales of MBS	24,530
Capital losses from termination of interest rate swaps	91,481
Other-than-temporary impairment on investment securities	851
Net Income Excluding Items not Affecting Distributable Income – basic and diluted	$28,879	$0.20

Weighted average common shares outstanding – basic	144,710
Weighted average common shares outstanding – diluted (1)	144,797

(1)  The impact of dilutive stock options is not included in the computation of earnings per share for periods in which their inclusion would be anti-dilutive.